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                                                                   Exhibit 10.32
                              FIRST AMENDMENT TO
                    PLAINS EXPLORATION & PRODUCTION COMPANY
                           2002 STOCK INCENTIVE PLAN

    WHEREAS, Plains Exploration & Production Company (the "Company"), having previously adopted the Plains Exploration & Production Company 2002 Stock Incentive Plan (the "Plan"), and in accordance with the powers granted to the board of directors of the Company (the "Board") pursuant to Section 17 of the Plan, does hereby amend the Plan, effective as of the effective date of the approval by the stockholders of the Company of (i) the Plan, (ii) this amendment, and (iii) the merger of 3TEC Energy Corporation into a wholly-owned subsidiary of the Company as follows:

    RESOLVED, the first sentence of Section 4.1 of the Plan is hereby amended and replaced in its entirety by the following:

          "The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 1,500,000: provided, however, that in the aggregate, not more than 1,500,000 of the allotted Shares may be made the subject of Restricted Stock awards or Restricted Stock Units under Section 9 and 10 of the Plan respectively (other than Shares of Restricted Stock made in settlement of Performance Units pursuant to Section 11.1(b))."

    RESOLVED FURTHER, Section 4.4 of the Plan is hereby amended and replaced in its entirety by the following:

          "In no event may more than 1,500,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan."

    FURTHER RESOLVED, each of the officers of the Company shall have authority to take such further action as they or any of them may deem necessary to effectuate the foregoing.

    Adopted by the Board on February 19, 2003.